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                                                                    EXHIBIT 9.2

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                    FIRST AMENDMENT TO SECOND AMENDED AND
                 RESTATED STOCKHOLDERS AND VOTING AGREEMENT

                                  BY AND AMONG

                       BAYARD DRILLING TECHNOLOGIES, INC.

                                      AND

                                THE STOCKHOLDERS

                          THAT ARE SIGNATORIES HERETO


                                NOVEMBER 3, 1997

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                 FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
                       STOCKHOLDERS AND VOTING AGREEMENT

                       BAYARD DRILLING TECHNOLOGIES, INC.


                 This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED STOCKHOLDERS AND VOTING AGREEMENT (this "Amendment") is made as of November 3, 1997, by and among Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), the stockholders of the Company identified on the signature pages attached hereto as the "Stockholder Parties" (the "Stockholder Parties") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Stockholders and Voting Agreement.

                                  WITNESSETH:

                 WHEREAS, as of December 10, 1996, the Company and certain of its stockholders entered into that certain Stockholders and Voting Agreement (the "Original Stockholders and Voting Agreement"), pursuant to which the parties thereto set forth certain agreements by and among the stockholders of the Company party thereto and the Company with respect to (i) the corporate governance of the Company, (ii) transfer restrictions on shares of Common Stock (as herein defined) and Common Stock Equivalents (as herein defined) and (iii) other customary terms and conditions;

                 WHEREAS, as of April 30, 1997, the Company and certain of its stockholders entered into that certain Amended and Restated Stockholders and Voting Agreement (as amended, the "First Amended and Restated Stockholders and Voting Agreement"), pursuant to which the parties thereto amended and restated the Original Stockholders and Voting Agreement in its entirety;

                 WHEREAS, as of October 16, 1997, the Company and certain of its stockholders entered into that certain Second Amended and Restated Stockholders and Voting Agreement (as amended and restated, the "Stockholders and Voting Agreement"), pursuant to which the parties thereto amended and restated the First Amended and Restated Stockholders and Voting Agreement in its entirety; and

                 WHEREAS, the Company and the other parties hereto desire to amend the Stockholders and Voting Agreement in order to provide that DLJ will no longer be a party to the Stockholders and Voting Agreement and will have no rights and obligations thereunder;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Company, the Stockholder Parties and DLJ agree as follows:





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                 1.       APPROVAL AND EFFECTIVENESS.  The signatures of each
of the parties below shall constitute the approval by each such party for all purposes of the form, terms and provisions of this Amendment to the Stockholders and Voting Agreement. This Amendment shall become effective upon the execution and delivery of this Amendment by the Company and the holders of at least 66 2/3% of the outstanding shares of Stock held by the Continuing Stockholder Parties.

                 2. CONTINUING AND DEPARTING STOCKHOLDER PARTIES. As of the date upon which this Amendment becomes effective, (a) the parties to the Stockholders and Voting Agreement shall be (i) the Company and (ii) all the Continuing Stockholder Parties other than DLJ and (b) DLJ shall not be party to the Stockholders and Voting Agreement and shall have no rights or obligations thereunder.

                 3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

                 4. NO FURTHER AMENDMENT; COUNTERPARTS. Except as amended hereby, the Stockholders and Voting Agreement shall remain in full force and effect. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.





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                 IN WITNESS WHEREOF, the parties hereto have executed this
Amendment on the day and year first above written.


                                        THE COMPANY:

                                        BAYARD DRILLING TECHNOLOGIES, INC.


                                        By:  /s/  James E. Brown
                                           ------------------------------------
                                                 James E. Brown
                                                 President


                                        DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


                                        By:  /s/  Ivy Dodes
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        CONTINUING STOCKHOLDER PARTIES:

                                        ANSON PARTNERS LIMITED PARTNERSHIP


                                        By:  /s/  Carl B. Anderson, III
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                                 General Partner


                                          /s/  Carl B. Anderson, III
                                        ---------------------------------------
                                        Carl B. Anderson, III
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                                        ENERGY SPECTRUM PARTNERS LP

                                        By:   Energy Spectrum Capital LP, its
                                              General Partner

                                              By:     Energy Spectrum LLC, its
                                                      General Partner


                                              By:  /s/  Sidney L.  Tassin
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------


                                        DLB OIL AND GAS, INC.


                                        By:  /s/  Mark Liddell
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
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